Exhibit 10.1
AGREEMENT
     This Agreement (the “Agreement”) is made as of April 2, 2009 by and among CANARGO ENERGY CORPORATION, a Delaware Corporation (the “Issuer”), and PERSISTENCY, a Cayman Islands limited company (the “Holder”).
     WHEREAS, the Issuer and the Holder have entered into a certain Note and Warrant Purchase Agreement dated June 28, 2006 (the “Purchase Agreement”) relating to the 12% Subordinated Convertible Guaranteed Notes, due June 28, 2010 (the “Subordinated Notes”) of the Issuer;
     WHEREAS, the Holder is the holder of 100% of the issued and outstanding Subordinated Notes;
     WHEREAS, pursuant to Section 11.7 of the Purchase Agreement, the Subordinated Notes are convertible into common stock, par value $0.10 per share (the “Common Stock”) of the Issuer at a price and subject to the terms and conditions of the Agreement;
     WHEREAS, the Issuer and the Holder have agreed to change certain of the terms and conditions of the Note Purchase Agreement and the Subordinated Notes issued thereunder applicable to the Holder’s investment in the Subordinated Notes, as set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.	Subject to Section 2 of this Agreement and absent the prior written consent of the Issuer, the Holder hereby agrees and covenants that prior to July 15, 2009 it will not convert or exchange, or seek to convert or exchange, any or all of the Subordinated Notes into shares of Common Stock of the Issuer, or into any other security convertible or exchangeable into shares of Common Stock of the Issuer, pursuant to Section 11.7 of the Note Agreement.

2.	Notwithstanding Section 1. of this Agreement, nothing herein shall be deemed to prohibit the Holder from exercising its rights pursuant to Section 11.7 of the Note Agreement in the event of:
(a).	The occurrence of an Event of Default within the meaning of Section 13 of the Purchase Agreement occurs and all the Subordinated Notes then outstanding become immediately due and payable as provided in Section 14.1 of the Purchase Agreement; or

(b)	The Occurrence of a Change of Control within the meaning of Section 10.6(g) of the Purchase Agreement, other than a Change of Control resulting from one or more of the transactions set forth in Section 10.6(g)(b) of the Purchase Agreement to which the Holder or an affiliate of the Holder is a party.

3.	Except as modified hereby, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect. Capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement.

4.	This Agreement shall become effective immediately upon the execution of this Agreement by each of the parties hereto and shall inure to the benefit of and shall be binding upon the Holder and its Affiliates.
     WITNESS the due execution hereof as of the day and year first written above.

CANARGO ENERGY CORPORATION		PERSISTENCY

By:		By:

	Name:		Name:
	Title:		Title:

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